UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 15, 2014

Jishanye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55180	46-1992903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3F., No.10, Yuanxi 2nd Rd., Pingtung Agricultural Biotechnology Park,

Changzhi Township, Pingtung 908,

Taiwan, Republic of China

(Address of principal executive offices, including zip code)

+00886 08 7621913

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2014, Hsin-Lung Lin resigned as Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of Jishanye, Inc. (the “Company”). Hsin-Lung Lin will continue to serve as a member of the Company’s Board of Directors (the “Board”). The resignation was not related to the Company’s operations, policies or practices.

On September 15, 2014, the Board appointed Chun-Hao Chang to serve as a Chief Executive Officer and Chairman of the Board.

Chun-Hao Chang has acted as the director and President of the Company since October 24, 2013. Mr. Chang was the supervisor of Kaohsiung City Youth Career Development Association and The Port Junior Chamber from 2012- 2013. Mr. Chang has been the CEO of Taiwan Living Career Co. Ltd. since 2010.

On September 15, 2014 the Board appointed Mei-Chun Lin to serve as Chief Financial Officer of the Company. Ms. Mei-Chun Lin graduated from National Sun Yat-sen University and majored in Accounting. At present she is studying executive master's degree at Business Management Institute of I-Shou University. Ms. Lin worked with Lv Huiqing Accounting Firm as an account examiner from August 1998 to August 2000, Gao Du Motor Corporation Ltd. as chief accountant from September 2000 to July 2010 and as audit supervisor from July 2010 to September 2012, and Xing Da Company Limited as accounting supervisor from November 2012 to September 2013. Ms. Lin's 16-years of accounting experience qualified her as CFO of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2014	Jishanye, Inc.
(Registrant)

	By:	/s/ Chun-Hao Chang
Chun-Hao Chang, Chief Executive Officer